UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2012

CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

633 West 5th Street, 33rd Floor
Los Angeles, CA  90071
 (Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (213) 443-7700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Amended and Restated Employment Agreements
On September 28, 2012, CapitalSource Inc. (the “Parent”) and CapitalSource Bank (the “Bank”) entered into an amended and restated employment agreement with James J. Pieczynski (the “Pieczynski Employment Agreement”), and the Bank entered into an amended and restated employment agreement with Douglas Hayes Lowrey (the “Lowrey Employment Agreement,” and, together with the Pieczynski Employment Agreement, the “Employment Agreements”).  “Employer” means, with respect to the Pieczynski Employment Agreement, the Bank and the Parent, and with respect to the Lowrey Employment Agreement, the Bank.  “Executive” means each of Mr. Pieczynski and Mr. Lowrey.

Copies of each of the Employment Agreements are attached as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.  The descriptions of the Employment Agreements below are qualified in their entirety by reference to the agreements attached as Exhibits 10.1 and 10.2 hereto.

Pursuant to the Pieczynski Employment Agreement, Mr. Pieczynski will serve as the Chief Executive Officer of the Parent and as President of the Bank.  Mr. Pieczynski is a member of the Board of Directors of the Parent (the “Parent Board”), and the Parent is required to use commercially reasonable efforts to have Mr. Pieczynski nominated to serve for additional terms at the expiration of each Parent Board term during the term of the Pieczynski Employment Agreement.

Pursuant to the Lowrey Employment Agreement, Mr. Lowrey will service as the Chief Executive Officer of the Bank.  Mr. Lowrey is the Chairman and a member of the Board of Directors of the Bank (the “Bank Board”), and the Bank is required to use commercially reasonable efforts to have Mr. Lowrey nominated to serve for additional terms at the expiration of each Bank Board term during the term of the Lowrey Employment Agreement.

The Employment Agreements each have a term expiring on December 31, 2015.  The term of the Employment Agreements will be automatically extended upon a change in control to the end of the 24-month period following such change in control if the remaining term is less than 24 months at that time.  The Employer may determine to extend the employment period.  If the Employer determines not to extend the employment period, it will provide notice to the Executive not less than 60 days before the end of the employment period.  “Change in control” means the occurrence of one or more of the following events, for either the Parent or the Bank: (i) any person or group is or becomes a beneficial owner of more than 30% of the voting stock of the Parent or the Bank; (ii) within any 24-month period, the majority of the Parent Board or the Bank Board consists of individuals other than incumbent directors; (iii) the Parent or the Bank adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (iv) the Parent or the Bank transfers all or substantially all of its assets or business; or (v) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Parent or the Bank, as applicable, immediately prior to the transaction hold, directly or indirectly, more than 50% of the voting stock, as applicable, of the Parent or the Bank, or of the Parent’s or the Bank’s ultimate parent company if the Parent or the Bank is a subsidiary of another corporation.

Each of the Executives will be paid a base salary of $700,000 per year, subject to review and increase, but not decrease, by the Employer.  Each of the Executives will be eligible to receive an annual target cash bonus equal to 100% of his base salary at the end of the year, as determined by the Parent Board or the Bank Board, subject to target performance or other factors determined by the Parent Board or the Bank Board, except that, for each year after a change in control, each Executive will be eligible to receive an annual target bonus of not less than 200% of his base salary at the end of the year.

On September 28, 2012, the Parent granted 90,000 restricted stock units of the Parent and an option to purchase 560,000 shares of common stock of the Parent to each of the Executives under the terms of restricted stock unit agreements and option agreements, respectively, between the Parent and each Executive and the CapitalSource Inc. Third Amended and Restated Equity Incentive Plan, as amended from time to time.  The restricted stock units will vest in equal annual installments on September 28, 2013, September 28, 2014 and September 28, 2015.  The options will vest in equal annual installments on September 28, 2013 and September 28, 2014.  Except under the circumstances described below, each of the Executives will forfeit any unvested restricted stock units on the termination of his employment with the Employer.  Under the Employment Agreements, the Executives will each be eligible to receive comparable future annual equity awards, which may be subject to vesting on achievement of performance goals, as determined by the Parent Board.

In addition to the base salary and bonus amounts described above, each of the Executives will be entitled to additional benefits, including four weeks annual vacation, except that no more than two weeks of vacation may be scheduled consecutively, reimbursement of reasonable business expenses, and eligibility for all employee and executive benefit plans maintained by the Employer generally and generally available to the Employer’s employees or executives on a basis (i) prior to a change in control, that is comparable in all material respects to the benefits provided to other similarly situated members of the Employer’s executive committee, and (ii) following a change in control, that is at least as favorable in all material respects to the benefits provided to the other most senior executives of the Employer.

Each of the Employment Agreements contains non-compete and non-solicitation provisions applicable until 12 months after the earlier of the expiration of the term of the Employment Agreement or the Executive’s date of termination. These provisions prohibit each of the Executives from: (a) soliciting or hiring any person employed by the Employer or its affiliates or who was employed by them within 180 days prior to such solicitation or hiring (unless that person was discharged without cause); (b) soliciting any client or customer of the Employer or its affiliates or any person who was their client or customer within 180 days prior to such solicitation; (c) providing services to any entity if (i) during the 12 months preceding such action more than 10% of the revenues of such entity and its affiliates was derived from any business from which the Employer or any of its affiliates derived more than 10% of its revenue during such period (a “Material Business”) or (ii) the services to be provided by the Executive are competitive with a Material Business and substantially similar to those previously provided by the Executive to the Employer or any of its affiliates, except that the Executive may provide services to such a business following a change in control; or (d) owning an interest in any entity described in subsection (c)(i) immediately above, except that the Executive may own, as a passive investor, securities in any such entity that is publicly traded so long as his direct holdings do not constitute more than 5% of the voting power of such entity and does not otherwise violate any policy of the Bank or any of its affiliates applicable to the Executive.  Each of the Executives will also be restricted from serving as a director for a publicly-traded company without the approval of the Parent Board, with respect to Mr. Pieczynski, or the Bank Board, with respect to Mr. Lowrey, which approval will not be unreasonably withheld in either case.

Each of the Employment Agreements also contains non-disclosure provisions requiring the Executive to not use, disclose, or transfer any of the Employer’s or its affiliates’ confidential information either during or after employment and non-disparagement provisions requiring the Employer and the Executive to not engage in derogatory or disparaging communications regarding the Executive, the Employer or any of its affiliates.  If the Executive is required by legal process to disclose any of the Employer’s or its affiliates’ confidential information, he will immediately inform the Employer. Each of the Executives are obligated to cooperate with the Employer and its affiliates and its or their legal counsel in any litigation or investigation related to his service with the Employer and its affiliates.

Any compensation paid to either of the Executives is subject to mandatory repayment by the Executive to the applicable Employer if the Executive is or becomes subject to any “clawback” or recoupment policy that is adopted to comply with applicable law, rule, regulation or other requirement or if any such recoupment or clawback is required under any law, rule, regulation or other requirement. In addition, if, prior to a change in control, the Executive takes actions in material violation or breach of any non-competition or non-solicitation agreement or any confidentiality obligation with respect to the Employer or its affiliates, the Employer shall have the right to cause immediate forfeiture of the Executive’s rights to all of his outstanding equity awards, and if the Executive has vested in shares of restricted stock during the two-year period prior to such actions, he will owe the Employer a cash payment (or will forfeit shares) equal to the amount of any proceeds received from the sale of any such shares that the Executive sold, or the fair market value of any such shares that the Executive still owns, except that the value of any forfeited restricted stock or cash payment will not exceed 120% of the Employer’s good faith determination of the maximum amount of its and its affiliates’ aggregate potential or actual damages arising from such violation or breach.

Either of the Executive’s employment under the Employment Agreements may be terminated (i) by the Employer without cause by providing written notice to the Executive at least ten days prior to the termination date, (ii) by the Employer for cause, (iii) by the Executive without good reason by written notice to the Employer at least ten days prior to the termination date, (iv) by the Executive for good reason, as provided in the Employment Agreement, (v) due to the Executive’s death, or (vi) by the Employer as a result of the Executive’s disability.

If an Executive’s employment is terminated because of his death, the Employer will pay a lump sum payment equal to one year’s base salary, minus amounts payable to the Executive’s estate on account of any life insurance policy provided by the Employer or any of its affiliates for the benefit of the Executive, as well as (i) any compensation deferred by the Executive prior to the termination date and not previously paid to the Executive, (ii) any amounts or benefits owing to the Executive or his beneficiaries under any applicable Employer benefit plans, programs or arrangements, and (iii) any amounts owing to the Executive for reimbursement of expenses (subsections (i) through (iii) above, collectively, the “Accrued Benefits”). If the Executive’s employment terminates because of his disability, the Employer will pay his base salary through the termination date and all Accrued Benefits to which he is entitled as of the termination date. In addition, if an Executive’s employment is terminated because of his death or disability, all outstanding equity awards that the Executive holds will immediately vest and all options will remain exercisable for the length of their remaining terms.

If the Employer terminates an Executive’s employment with cause or an Executive terminates his employment without good reason, the Employer will pay his base salary through the termination date and all Accrued Benefits to which he is entitled as of the termination date. All unvested or unexercisable equity or equity-related awards will be terminated.

If the Employer terminates an Executive’s employment other than for cause or an Executive terminates his employment with good reason other than in connection with a change in control, then (a) the Employer will pay (i) the Executive’s base salary through the termination date, (ii) all Accrued Benefits to which the Executive is entitled as of the termination date, (iii) a cash lump sum payment equal to two times the Executive’s base salary as of the termination date (unless the termination for good reason is due to the Employer’s non-renewal of the Employment Agreement), (iv) a pro rata bonus for the year of termination payable when bonuses are normally paid and, if applicable, based on actual achievement of performance objectives, (b) all outstanding equity awards that the Executive holds will immediately vest and all options will remain exercisable for two years following the termination date, and (c) the Executive and his covered dependents will be entitled to continued participation, on the same terms and conditions as immediately prior to the termination date, for 24 months or such earlier time as the Executive becomes eligible for comparable benefits elsewhere, in medical, dental, hospitalization and life insurance coverage in which the Executive and his eligible dependents were participating immediately prior to the termination date (or, if the Employer cannot provide coverage after 18 months, the Employer will make payments to the Executive on an after-tax basis equal to the COBRA premiums for any period after 18 months). If the Executive’s employment is terminated for good reason as a result of the Employer’s non-renewal of the Employment Agreement, the Executive will receive a lump sum cash payment equal to one times base salary as of the date of termination.

If the Employer terminates an Executive’s employment other than for cause or an Executive terminates his employment with good reason within 24 months after a change in control, or within the period beginning three months prior to the execution of a binding agreement for a transaction or the making of a tender or exchange offer that would, if consummated, result in a change in control and ending on the date of the change in control or, if earlier, the date when the transaction is abandoned, then (a) the Employer will pay (i) the Executive’s base salary through the termination date, (ii) all Accrued Benefits to which the Executive is entitled as of the termination date, (iii) a cash lump sum payment equal to two and one half times the Executive’s base salary as of the termination date plus two and one half times the average bonuses the Executive earned for the two years prior to the year of termination, (iv) a pro rata bonus for the year of termination payable when bonuses are normally paid and, if applicable, based on actual achievement of performance objectives, (b) all outstanding equity awards that the Executive holds will immediately vest and all options will remain exercisable for five years following the termination date, and (c) the Executive and his covered dependents will be entitled to continued participation, on the same terms and conditions as immediately prior to the termination date, for 24 months or such earlier time as the Executive becomes eligible for comparable benefits elsewhere, in medical, dental, hospitalization and life insurance coverage in which the Executive and his eligible dependents were participating immediately prior to the termination date (or, if the Employer cannot provide coverage after 18 months, the Employer will make payments to the Executive on an after-tax basis equal to the COBRA premiums for any period after 18 months).

As a condition to the Executives’ receipt of the severance payments described above, the Executives will execute a release of claims in favor of the Employer and its affiliates.

Each of the Executives and the Employer have agreed to amend the Employment Agreements to the minimum extent necessary to avoid any excise tax imposed by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Any payments to an Executive by the Bank, whether under the applicable Employment Agreement or otherwise, are subject to and conditioned upon their compliance with the Federal Deposit Insurance Act. If an Executive is a “disqualified individual,” as defined in Section 280G of the Code, then any right to receive a payment or benefit under the applicable Employment Agreement will not be exercisable or vested, to the extent that (i) the right to payment, vesting or exercise would cause any payment or benefit to the Executive to be considered a “parachute payment” under Section 280G of the Code, and (ii) as a result of receiving such parachute payment, the aggregate after-tax amounts received by the Executive from the Employer would be less than the maximum after-tax amount that could be received by him without causing any such payment or benefit to be considered a parachute payment.

As used in each of the Employment Agreements, “good reason” generally means: (i) a reduction in the Executive’s base salary (except, before a change in control, any reduction required by any applicable law, rule or other regulatory authority), or after a change in control, eligibility for the Executive’s target annual bonus; (ii) with respect to Mr. Pieczynski, the requirement that he report to someone other than the Parent Board in his role as Chief Executive Officer of the Parent or the Bank Board in his role as President of the Bank (or any other equally or more senior officer of the Parent or the Bank, as applicable), and with respect to Mr. Lowrey, the requirement that he report to someone other than the Bank Board; (iii) a material diminution in the Executive’s title, authority, responsibilities or duties (not including, by itself, removal of authority or responsibility for any single aspect of his position), provided that (a) with respect to Mr. Pieczynski, in connection with or subsequent to CapitalSource becoming a bank holding company, his transition to the second most senior officer of the Parent will not be deemed a material diminution as long as the chief executive officer of the Bank on September 28, 2012 is the most senior officer of the Parent; and (b) with respect to Mr. Lowrey, any change in title, duties and responsibilities made in connection with or subsequent to CapitalSource becoming a bank holding company will not be deemed a material diminution as long as he is either the most senior or second most senior officer of the Parent or the most senior officer of the Bank; (iv) the assignment of duties inconsistent with the Executive’s position or status with the Employer as of September 28, 2012; (v) a relocation of the Executive’s primary place of employment to a location more than 25 miles further from his primary residence than the current location of the Employer’s offices in Westlake Village, California, with respect to Mr. Pieczynski, or more than 25 miles further from his primary residence than the current location of the Employer’s Offices in Los Angeles, California, with respect to Mr. Lowrey (each Executive has acknowledged that he will be required to travel frequently, though the amount of travel after a change in control cannot exceed the amount before a change in control); (vi) any other material breach by the Employer of the terms of the Employment Agreement that is not cured within ten days after notice; (vii) any purported termination of the Executive’s employment by the Employer that is not effected in accordance with the Employment Agreement; (viii) the failure of the Executive to be nominated for an additional term as a member of the Parent Board, with respect to Mr. Pieczynski, or the Bank Board, with respect to Mr. Lowrey, upon each expiration of the applicable board term; (ix) the Employer’s failure to obtain the assumption in writing of its obligations under the Employment Agreement by any successor to all or substantially all of the assets of the Employer within 15 days after a merger, consolidation, sale or similar transaction; or (x) the delivery of a notice of non-renewal of the Employment Agreement by the Employer. To invoke a termination for good reason, the Executive must deliver a written notice of breach to the Employer within 60 days of the occurrence of the breach, after its receipt of the notice, the Employer will have 30 days to cure the beach, and Executive must terminate employment within 30 days of the end of the cure period if the breach has not been cured.

As used in each of the Employment Agreements, “cause” means: (i) the Executive’s conviction of, or plea of nolo contendere to, a felony (other than in connection with a traffic violation) under any state or federal law; (ii) the Executive’s willful and continued failure to substantially perform his essential job functions under the Employment Agreement after receipt of written notice from the Employer that specifically identifies the manner in which he has substantially failed to perform his essential job functions and specifying the manner in which the Executive may substantially perform his essential job functions in the future; (iii) a material act of fraud or willful and material misconduct with respect, in each case, to the Employer or its affiliates, by the Executive; (iv) the Employer’s termination of the Executive’s employment arising out of or in connection with any direct or indirect order, request, mandate or other instruction of the Federal Deposit Insurance Corporation, the California Department of Financial Institutions, or any other state or federal regulatory body with oversight or authority over banking or the Employer or any of its affiliates (a “Regulator”), or a finding by any such Regulator that the Executive’s performance threatens the safety or soundness of the Employer or any of its affiliates; (v) the Executive’s failure to furnish all information or take any other steps necessary to enable the Employer to maintain fidelity bond coverage (in an amount and with a surety company selected by the Employer in its sole discretion) of the Executive during the term of his employment; or (vi) a willful and material breach of the clauses in the Employment Agreement governing the Executive’s non-competition and non-solicitation obligations.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 hereto, which is incorporated herein by reference, with respect to the execution of the Employment Agreements on September 28, 2012.

Item 9.01.  Exhibits

Exhibit
No.	Description

10.1	Amended and Restated Employment Agreement dated September 28, 2012, between CapitalSource Inc., CapitalSource Bank and James J. Pieczynski.
10.2	Amended and Restated Employment Agreement dated September 28, 2012 between CapitalSource Bank and Douglas Hayes Lowrey.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 2, 2012	/s/ Kori Ogrosky
Kori Ogrosky Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
No.	Description

10.1	Amended and Restated Employment Agreement dated September 28, 2012, between CapitalSource Inc., CapitalSource Bank and James J. Pieczynski.
10.2	Amended and Restated Employment Agreement dated September 28, 2012 between CapitalSource Bank and Douglas Hayes Lowrey.